Exhibit 10.40

LETOURNEAU TECHNOLOGIES, INC.

INCENTIVE PLAN

HOU01:1154507.8

LETOURNEAU TECHNOLOGIES, INC.

INCENTIVE PLAN

Table of Contents

Article I INTRODUCTION [INSERT PAGE NUMBER]
1.1           Purpose[INSERT PAGE NUMBER]
1.2           Definitions[INSERT PAGE NUMBER]
1.3           Shares Subject to the Plan-Adjustments.[INSERT PAGE NUMBER]
1.4           Administration of the Plan[INSERT PAGE NUMBER]
1.5           Granting of Awards to Participants[INSERT PAGE NUMBER]
1.6           Term of Plan[INSERT PAGE NUMBER]
1.7           Amendment and Discontinuance of the Plan[INSERT PAGE NUMBER]

Article II STOCK APPRECIATION RIGHTS [INSERT PAGE NUMBER]
2.1           Right to Payment[INSERT PAGE NUMBER]
2.2           Terms[INSERT PAGE NUMBER]
2.3           Repricing[INSERT PAGE NUMBER]

Article III RESTRICTED STOCK UNITS [INSERT PAGE NUMBER]
3.1           Award and Restrictions[INSERT PAGE NUMBER]
3.2           Forfeiture[INSERT PAGE NUMBER]
3.3           Performance Goals[INSERT PAGE NUMBER]

Article IV CASH AWARDS [INSERT PAGE NUMBER]

Article V CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS [INSERT PAGE NUMBER]
5.1           Vesting and Other General Provisions[INSERT PAGE NUMBER]
5.2           Stand-Alone, Additional, Tandem and Substitute Awards[INSERT PAGE NUMBER]
5.3           Term of Awards[INSERT PAGE NUMBER]
5.4           Form and Timing of Payment under Awards; Plan Status; Plan Liability[INSERT PAGE NUMBER]
5.5           Vested and Unvested Awards[INSERT PAGE NUMBER]
5.6           Securities Requirements[INSERT PAGE NUMBER]
5.7           Transferability[INSERT PAGE NUMBER]
5.8           Rights as a Stockholder[INSERT PAGE NUMBER]
5.9           Listing and Registration of LeTourneau Shares[INSERT PAGE NUMBER]
5.10           Change in Control[INSERT PAGE NUMBER]

Article VI WITHHOLDING FOR TAXES [INSERT PAGE NUMBER]

Article VII MISCELLANEOUS [INSERT PAGE NUMBER]
7.1           No Rights to Awards or Uniformity Among Awards[INSERT PAGE NUMBER]
7.2           Conflicts with Plan[INSERT PAGE NUMBER]
7.3           No Right to Employment[INSERT PAGE NUMBER]
7.4           Governing Law[INSERT PAGE NUMBER]
7.5           Gender, Tense and Headings[INSERT PAGE NUMBER]
7.6           Severability[INSERT PAGE NUMBER]
7.7           Other Laws[INSERT PAGE NUMBER]
7.8           Stockholder Agreements[INSERT PAGE NUMBER]
7.9           Funding[INSERT PAGE NUMBER]
7.10           No Guarantee of Tax Consequences[INSERT PAGE NUMBER]
7.11           Code Section 409A[INSERT PAGE NUMBER]
7.12           Resolution of Disputes[INSERT PAGE NUMBER]

HOU01:1154507.8

LETOURNEAU TECHNOLOGIES, INC.

INCENTIVE PLAN

1.

INTRODUCTION

a) Purpose»

.  This LeTourneau Technologies, Inc. Incentive Plan (as the same may be amended from time to time, the “Plan”) is intended to promote the interests of Rowan Companies, Inc., a Delaware corporation (“Rowan”), and its stockholders by promoting performance and providing Employees of LeTourneau Technologies, Inc. (“LeTourneau”) or its Affiliates (as defined below) with an opportunity to benefit from the appreciation of LeTourneau Shares (as defined below), thereby giving them an added incentive to work toward the continued growth and success of LeTourneau, and in turn the growth and success of Rowan.  The Board of Directors of Rowan (the “Board”) also contemplates that through the Plan, LeTourneau and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of LeTourneau.  The Plan provides for payment of various forms of incentive compensation, and accordingly, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

b) Definitions»

.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity in which LeTourneau, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of LeTourneau (as defined in Code Section 424(e)), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Code Section 424(f)) of LeTourneau and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Code Sections 414(b) or (c)) with LeTourneau.

“Awards” means Stock Appreciation Rights, Restricted Stock Units or Cash Awards as evidenced by such documentation as the Committee shall determine.

“Board” has the meaning set forth in Section 1.1 of the Plan.

“Cash Award” means an award denominated in cash and not based on LeTourneau Shares.

“Change in Control” shall be deemed to have occurred upon any of the following events:

(a) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of LeTourneau representing more than 50% of the combined voting power of the voting securities of LeTourneau then outstanding;

(b) the consummation of any merger, reorganization, business combination or consolidation (a “Business Combination”) of LeTourneau with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of LeTourneau outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of LeTourneau or the surviving company or the parent of such surviving company;

(c) the consummation of a sale or disposition by LeTourneau of 40% or more of LeTourneau’s assets, other than a sale or disposition if the holders of the voting securities of LeTourneau outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets;

(d) the consummation of a sale or disposition by Rowan of more than 50% of the outstanding LeTourneau Shares to any Person;

(e) a transaction in which LeTourneau Shares are sold to the public in an underwritten public offering, or are exchanged with or spun-off to the stockholders of Rowan;

(f) the stockholders of LeTourneau approve a plan of complete liquidation or dissolution of LeTourneau;

(g) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Rowan representing more than 50% of the combined voting power of the voting securities of Rowan then outstanding;

(h) a Business Combination with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of Rowan outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of Rowan or the surviving company or the parent of such surviving company;

(i) the consummation of a sale or disposition by Rowan of all or substantially all of Rowan’s assets, other than a sale or disposition if the holders of the voting securities of Rowan outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets; or

(j) the stockholders of Rowan approve a plan of complete liquidation or dissolution of Rowan.

Notwithstanding the foregoing, for Awards subject to Code Section 409A, no Change in Control shall be deemed to have occurred unless such event constitutes an event specified in Code Section 409A(a)(2)(A)(v) and the Treasury regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the compensation committee of the Board, or any other committee of the Board designated by the compensation committee for specific purposes as provided in applicable resolutions.

“Effective Date” means, with respect to the Plan, January 1, 2011.

“Employee” means any employee or consultant of LeTourneau or an Affiliate.

“Employment” includes any period in which a Participant is an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” or “FMV Per Share” means, in the case of a LeTourneau Share on a particular day, such value as determined by the Committee in accordance with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

“LeTourneau” has the meaning set forth in Section 1.1 of the Plan.

“LeTourneau Shares” means the common stock, par value $.001 per share, of LeTourneau.

“Participant” means any Employee granted an Award under the Plan.

“Person” means any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) Rowan, LeTourneau or any of their subsidiaries, (ii) any employee benefit plan of Rowan, LeTourneau or any of their subsidiaries, (iii) any Affiliate, (iv) a company owned, directly or indirectly, by stockholders of LeTourneau in substantially the same proportions as their ownership of LeTourneau or (v) an underwriter temporarily holding securities pursuant to an offering of such securities.

“Plan” has the meaning set forth in Section 1.1 of the Plan.

“Restricted Period” means, with respect to an Award, the period established by the Committee during which such Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock Units” means an Award, granted pursuant to Article III of the Plan.

“Rowan” has the meaning set forth in Section 1.1 of the Plan.

“Spread” has the meaning set forth in Section 2.1 of the Plan.

“Stock Appreciation Rights” means an Award granted pursuant to Article II of the Plan.

c) Shares Subject to the Plan-Adjustments.

(a)           Adjustment.  In the event that at any time after the Effective Date the outstanding LeTourneau Shares are changed into or exchanged for a different number or kind of shares or other securities of LeTourneau by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, in order to ensure that after such event the LeTourneau Shares subject to the Plan and each Participant’s proportionate interest remain substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (a) the number of LeTourneau Shares subject to an outstanding Award, and (b) the exercise price with respect to an Award.  No adjustment pursuant to this Section 1.3 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable. The Committee’s determinations shall be final, binding and conclusive with respect to LeTourneau and all other interested persons.

(b)           Shares Available. Shares issued pursuant to the Plan (x) may be treasury shares or authorized but unissued shares and (y) shall be fully paid and nonassessable.  No fractional shares shall be issued under the Plan.  Payment for any fractional shares that would otherwise be issuable hereunder in the absence of the immediately preceding sentence shall be made in cash.

d) Administration of the Plan»

.

The Plan shall be administered by the Committee, which shall have the powers vested in it by the terms of the Plan, such powers to include the authority (within any limitations described in the Plan) to:

•	select the Employees to be granted Awards under the Plan;

•	establish such restrictions, terms and conditions as it determines in its sole discretion with respect to each Award;

•	establish objectives and conditions for earning Awards;

•	determine the terms and conditions of each Award (which shall not be inconsistent with this Plan) and the form of documentation evidencing each Award;

•	determine whether the conditions for earning an Award have been met;

•	except as otherwise provided in Section 1.7, modify the terms of Awards made under this Plan;

•	determine whether the amount or payment of an Award should be reduced or eliminated;

•	determine the guidelines and/or procedures for the payment or exercise of Awards;

•
recoup all or a portion of the amounts granted or paid under the Plan (and cancel any outstanding Awards made) to a Participant or former Participant if LeTourneau’s financial or operating results are restated;

•
recoup all or a portion of the amounts granted or paid under the Plan (and cancel any outstanding Awards made) to a Participant or former Participant who engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation of LeTourneau or its Affiliates (or an Employee of LeTourneau or its Affiliates) or which caused a subsequent adjustment or restatement of LeTourneau’s financial statements, within five years of such conduct;

•	make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, except as provided in Section 1.7;

•	interpret the Plan and all Awards under the Plan;

•	make all other determinations necessary or advisable for the administration of the Plan; and

•	correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent that the Committee deems desirable to effectuate the Plan.

Any action taken or determination made by the Committee pursuant to this or any other provision of the Plan shall be final, binding and conclusive on all affected persons, including, without limitation, LeTourneau, any Affiliate, any grantee, holder or beneficiary of an Award, any stockholder and any Employee.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by Rowan and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising therefrom to the fullest extent permitted by law.  The Committee may delegate any of its authority to any one or more members of the Board or to any other committee of the Board, provided such delegation is made in writing and specifically sets forth such delegated authority.

e) Granting of Awards to Participants»

.  The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees as may be selected by it, subject to the terms and conditions set forth in the Plan.  In selecting the persons to receive Awards, including the type and size of the Awards, the Committee may consider the contribution the recipient has made and/or may make to the growth of LeTourneau or its Affiliates and any other factors that it may deem relevant.  No member of the Committee shall vote or act upon any matter relating solely to himself.  In no event shall any Employee, nor his legal representatives, heirs, legatees or distributees, have any right to participate in the Plan.

f) Term of Plan»

.  If not sooner terminated under the provisions of Section 1.7, the Plan shall terminate upon, and no further Awards shall be made after, December 31, 2020.  The Plan shall remain in effect until all Awards granted under the Plan have been exercised or have expired or been forfeited according to their terms.

g) Amendment and Discontinuance of the Plan»

.  The Board may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, that subject to Section 5.10, no amendment, suspension or termination of the Plan may, without the written consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; and provided further that no amendment shall be effective prior to its approval by the stockholders of LeTourneau to the extent such approval is required by applicable legal requirements or the requirements of any securities market or exchange on which LeTourneau’s stock may then be listed.  Notwithstanding the foregoing, the Board may amend the Plan in such manner as it deems necessary in order to permit Awards to meet the requirements of the Code or other applicable laws, or to prevent adverse tax consequences to the Participants.

2.

STOCK APPRECIATION RIGHTS

The Committee is authorized to grant Stock Appreciation Rights to Employees on the following terms and conditions:

a) Right to Payment

.  A Stock Appreciation Right shall confer on the Participant to whom it is granted, upon exercise thereof, a right to receive cash equal to the excess of (i) the FMV Per Share on the date of exercise over (ii) the FMV Per Share on the date of grant (such excess, the “Spread”) with respect to a specified number of LeTourneau Shares.  Notwithstanding the foregoing, the Committee may provide, in its sole discretion, that the Spread covered by a Stock Appreciation Right may not exceed a specified amount and that the Spread may be paid in LeTourneau Shares.  Unless an Award provides otherwise, or the Committee determines otherwise, a vested Stock Appreciation Right may not be exercised by any Participant until a Change in Control has occurred, and such rights to exercise shall be subject to such other terms and conditions as determined by the Committee.

b) Terms

.  The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award and any other terms and conditions of any Stock Appreciation Right.

c) Repricing

.  Except as provided in Section 1.3(b), the Committee may grant to holders of outstanding Stock Appreciation Rights, in exchange for the surrender and cancellation of such Stock Appreciation Rights, cash or other Awards, new Stock Appreciation Rights having exercise prices lower (or higher with any required consent) than the exercise price provided in the Stock Appreciation Rights so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

3.

RESTRICTED STOCK UNITS

The Committee is authorized to grant Restricted Stock Units to Employees, which are rights to receive the Fair Market Value of a specified number of LeTourneau Shares in cash (or in the discretion of the Committee, in LeTourneau Shares) subject to such terms and conditions as the Committee shall determine.

a) Award and Restrictions

.  Satisfaction of a Restricted Stock Unit shall occur upon expiration of the Restricted Period and such other terms as specified for such Restricted Stock Units by the Committee.  In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose in its sole discretion, which restrictions may lapse at the expiration of the Restricted Period or at other specified times (including times based on achievement of performance goals and/or future service requirements), separately or in combination, as the Committee may determine in its sole discretion to be appropriate or advisable for any Award.  Unless an Award  provides otherwise, or the Committee determines otherwise, a Restricted Stock Unit shall not be settled until a Change in Control has occurred and such settlement shall be subject to such other terms and conditions as determined by the Committee.

b) Forfeiture

.  Except as otherwise determined by the Committee or as may be set forth in any Award or other agreement pertaining to a Restricted Stock Unit, upon termination of Employment during the applicable Restricted Period or portion thereof to which forfeiture conditions apply, all Restricted Stock Units that are at that time subject to forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases which it determines appropriate or advisable waive in whole or in part the forfeiture of Restricted Stock Units.

c) Performance Goals

.  The grant or settlement of the Award may, in the Committee’s discretion, be subject to the achievement of performance goals.

4.

CASH AWARDS

The Committee is hereby authorized to grant to Employees, Cash Awards, which shall consist of a right which (a) is not an Award described in any other Article of the Plan and (b) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, cash as deemed by the Committee to be consistent with the purposes of the Plan.  Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Cash Awards, which shall be contained in the documentation covering such Awards.

5.

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

a) Vesting and Other General Provisions»

.  Awards shall be evidenced by such documentation as determined by the Committee and may be granted on the terms and conditions set forth herein.  The Committee may impose on any Award or the exercise thereof, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including any terms requiring forfeiture of Awards in the event of termination of Employment by the Participant and terms permitting a Participant to make elections relating to his Award.  The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award.  The Committee may amend an Award; provided, however, that, subject to Section 5.10, no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect.  Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder.  The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that, subject to Section 5.10, the Committee shall not have discretion to accelerate or waive any term or condition of an Award if such discretion would cause the Award to have adverse tax consequences to the Participant.  Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the law, no consideration other than services may be required for the grant of any Award.

b) Stand-Alone, Additional, Tandem and Substitute Awards»

.  Subject to the Plan limitations on repricing of Stock Appreciation Rights, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of LeTourneau, any Affiliate or any business entity to be acquired by LeTourneau or an Affiliate, or any other right of a Participant to receive payment from LeTourneau or any Affiliate.  Such additional, tandem and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of LeTourneau or any Affiliate.  Any such action contemplated under this Section 5.2 shall be effective only to the extent that such action will not cause the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder.

c) Term of Awards»

.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any such Award exceed a period of 10 years.

d) Form and Timing of Payment under Awards; Plan Status; Plan Liability»

.  Subject to the terms of the Plan and any applicable Award, payments to be made by LeTourneau upon the exercise of an Award or settlement of an Award may be made in a single payment or transfer or in installments.  The settlement of any Award may, subject to any limitations set forth in the Award, be accelerated and cash paid in lieu of LeTourneau Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that the Committee shall not accelerate settlement if such discretion would result in adverse tax consequences to the Participant.  In the discretion of the Committee, Awards may be payable in cash or LeTourneau Shares to the extent permitted by the terms of the applicable Award and the Plan.  The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.  LeTourneau is liable for payment and satisfaction of all Awards hereunder; Rowan has no liability with respect thereto.

e) Vested and Unvested Awards»

.  After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award granted to a Participant pursuant to the Plan, cash shall be delivered to such Participant or if so determined by the Committee, LeTourneau Shares.  If applicable, the number of LeTourneau Shares which shall be issuable upon exercise of a Stock Appreciation Right shall be determined by dividing (1) by (2) where (1) is the number of LeTourneau Shares as to which the Stock Appreciation Right is exercised multiplied by the Spread, and (2) is the FMV Per Share of LeTourneau Shares on the date of exercise of the Stock Appreciation Right.  Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Awards shall either be forfeited to LeTourneau or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

f) Securities Requirements»

.  No LeTourneau Shares will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by applicable securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the LeTourneau Shares may be listed, have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, LeTourneau may require the grantee to take any reasonable action to meet such requirements.  LeTourneau shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

g) Transferability»

.

(a) Transfer of Awards.  Except as may be otherwise provided by the Committee in an Award or otherwise, no Award and no right under the Plan, contingent or otherwise, will be (i) assignable, saleable or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature.  No transfer by will or by the laws of descent and distribution shall be effective to bind Rowan unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.  Any attempted transfer in violation of this Section 5.7(a) shall be void and ineffective for all purposes.

(b) Ability to Exercise Rights.  Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes disabled), or in the event of his death, his legal representative or beneficiary, may exercise Awards, receive cash payments and deliveries of shares or otherwise exercise rights under the Plan.  The legal representative of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

h) Rights as a Stockholder»

.  A Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any LeTourneau Shares until such person becomes the holder of record.  Except as may be otherwise provided by the Committee in an Award or otherwise, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such LeTourneau shares are issued.

i) Listing and Registration of LeTourneau Shares»

.  LeTourneau, in its discretion, may postpone the issuance and/or delivery of LeTourneau Shares upon any exercise of an Award until completion of such stock exchange listing, registration or other qualification of such shares under any applicable law, rule or regulation as LeTourneau may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

j) Change in Control»

.

(a) Change in Control.  Unless otherwise provided in the Award and as permitted under Code Section 409A, if applicable:

(i) in the event of a Change in Control described in subsection (e) of the definition of Change in Control in Section 1.2, the Committee may accelerate vesting and waive all restrictions and conditions for Restricted Stock Units, however the Committee may not accelerate vesting for Stock Appreciation Rights; and

(ii) in the event of a Change in Control other than as described in subsection (e) of the definition of Change in Control in Section 1.2, the Committee may accelerate vesting and waive all restrictions and conditions for Restricted Stock Units and the Committee may accelerate vesting and the time at which all Stock Appreciation Rights then outstanding may be exercised so that those Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all unexercised Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Committee may accelerate vesting and the time at which Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term.

Notwithstanding the above provisions of this Section 5.10(a), the Committee shall not be required to take any action described in the preceding provisions of this Section 5.10(a), and any decision made by the Committee, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 5.10(a) shall be final, binding and conclusive with respect to LeTourneau, all Participants and all other interested persons.

(b) Right of Cash-Out.  If approved by the Board prior to or within a specified period after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a specified period immediately following the date that the Change in Control is deemed to have occurred to require all, but not less than all, Participants to transfer and deliver to LeTourneau all Awards previously granted to the Participants in exchange for an amount equal to the “cash value” (defined below) of the Awards.  Such right shall be exercised by written notice to all Participants.  For purposes of this Section 5.10(b), the “cash value” of an Award shall equal the sum of all cash to which the Participant would be entitled upon settlement or exercise of any Award, as if such settlement or exercise occurred immediately prior to the Change in Control.  The amount payable to each Participant pursuant to this Section 5.10(b) shall be paid in cash or by check and shall be reduced by any taxes required to be withheld.  No acceleration of payment under this Section 5.10(b) shall be made in the event it would result in adverse tax consequences to the Participant under Code Section 409A.

6.

WITHHOLDING FOR TAXES

Any issuance of LeTourneau Shares in payment of any Award under the Plan shall not be made until appropriate arrangements satisfactory to LeTourneau have been made for the payment of any tax amounts (international, federal, state, local or other) that may be required to be withheld or paid by LeTourneau with respect thereto.  Such arrangements may, at the discretion of the Committee, include allowing the person to tender to LeTourneau, LeTourneau Shares owned by the person, or to request LeTourneau to withhold LeTourneau Shares being acquired pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto at the minimum statutory rate, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to LeTourneau.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of LeTourneau, the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by LeTourneau withholding the necessary number of LeTourneau Shares (at the minimum statutory tax rate) from such Award payment or exercise.

7.

MISCELLANEOUS

.  No Participant or other person shall have any claim to be granted any Award; there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards; and the terms and conditions of Awards need not be the same with respect to each recipient.

.  In the event of any inconsistency or conflict between the terms of the Plan and an Award, the terms of the Plan shall govern.

.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of LeTourneau or any Affiliate.  Further, LeTourneau or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award.

.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the state of Texas, without regard to any principles of conflicts of law.

.  Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural.  Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

.  The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.

.  The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ or repurchase agreement in such form as approved from time to time by the Board.

.  No provision of the Plan shall require or permit LeTourneau, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall LeTourneau maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of LeTourneau, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees under general law.

.  None of the Board, Rowan, LeTourneau or the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

.  The Awards are intended to comply with or be exempt from Code Section 409A and the provisions of the Award notice will be construed accordingly. If a provision of an Award would result in the imposition of an applicable tax under Code Section 409A, such provision shall be reformed to avoid imposition of the applicable tax if permissible and no such action taken to comply with Code Section 409A shall be deemed to adversely affect the rights or benefits under such Award.

If an Award is intended to comply with Code Section 409A, all payments to be made upon a termination of employment under such Award may only be made upon a “separation from service” under Code Section 409A.  For purposes of Code Section 409A, each payment under an Award is treated as a separate payment for purposes of applying Code Section 409A.  In no event may the Participant, directly or indirectly, designate the calendar year of payment.

If the Participant is deemed to be a “Specified Employee” as of the date of his “Separation from Service” (each as defined in Code Section 409A) as determined by LeTourneau, the payment of any amount under an Award on account of Separation from Service that is deferred compensation subject to Code Section 409A and not otherwise exempt from Code Section 409A, shall not be paid before the earliest of (i) the first business day that is at least six months after the date of the Participant’s Separation from Service, (ii)  the date of the Participant’s death, or (iii) the date that otherwise complies with the requirements of  Code Section 409A. This provision shall be applied by accumulating all payments that otherwise would have been paid within six months of the Participant’s Separation from Service and paying such accumulated amounts, without interest, at the earliest date as described in the preceding sentence and any remaining payments due under such Award shall be paid or provided in accordance with the normal payment dates specified therein.

.  All disputes with respect to an Award or the Plan not otherwise settled by LeTourneau and a Participant (the “Parties”) shall be finally and conclusively resolved through arbitration, instead of through trial before a court. The Parties forgo any right either may have to a jury trial on claims relating in any way to any such dispute.  Arbitration shall be the exclusive, final and binding method by which disputes are resolved.

Each of the Parties shall submit a strike list of at least five arbitrator candidates to the other Party. Within 10 calendar days of transmittal of the strike list, each Party may strike any names objected to, number the remaining names, if any, in order of preference, and return the list. From the persons who have been approved by all Parties, and in accordance with the order of mutual preference, the American Arbitration Association (“AAA”) shall invite the arbitrator to serve. If all the arbitrators are struck by the Parties, each Party shall provide a second list of at least five arbitrator candidates. Within 10 calendar days of transmittal of the second strike list, each Party may strike two names, and shall rank the remaining candidates in order of preference. If there is more than one candidate remaining after the Parties strike, the candidate with the highest total ranking by the Parties will become the arbitrator. Any ties will be resolved in the favor of the Participant. If a Party does not return the list within the time specified, all candidates shall be deemed acceptable to that Party, and the strike list of the other Party shall be utilized.

No person shall serve as an arbitrator unless he or she is a licensed attorney. No person shall serve as an arbitrator in any matter in which that person has any financial or personal interest. Prior to accepting appointment, the prospective arbitrator shall disclose any circumstance likely to prevent a prompt hearing or create a presumption of bias. If, based on the disclosures made by the prospective arbitrator, either Party objects to the appointment of the arbitrator, the objecting Party must communicate the basis for the objection to AAA and the opposing Party. The non-objecting party may then submit a response. Thereafter, based on the comments submitted by both Parties, AAA may disqualify that person, and its decision shall be conclusive.

The arbitrator shall set the date, time and place of any hearing.  Notice of any hearing shall be given at least 10 calendar days in advance, unless the arbitrator determines or the Parties agree that a shorter time is necessary.  When determining the location of any hearing, the arbitrator shall select the location, if any, agreed upon by the Parties.  If the Parties do not agree on a location, the arbitrator shall select the proposed location bearing the most substantial relationship to the dispute.  At the request of AAA or of a Party or on the initiative of the arbitrator, the arbitrator or AAA may notice and hold conferences for the discussion and determination of any matter which will expedite the proceeding.  In the discretion of the arbitrator or by agreement of the Parties, conferences and hearings may be conducted by telephone or by written submission, as well as in person.

There shall be no stenographic, audio, or video record of the proceedings unless either requested by one of the Parties or specified by the arbitrator. The Party requesting the record shall bear the entire cost of producing the same, unless the arbitrator, in his/her discretion, based on financial condition, requirement of law, or other good cause, orders otherwise. Copies of the record shall be furnished to all other Parties upon request and upon payment of the cost of reproduction.

The arbitrator shall be the sole judge of the relevancy, materiality, and admissibility of evidence offered. Strict conformity to legal rules of evidence shall not be necessary. However, the arbitrator should be guided by the Federal Rules of Evidence.

The award shall be promptly made by the arbitrator, unless otherwise agreed by the Parties or specified by applicable law, no later than 30 calendar days from the date of the closing of the proceeding or, if applicable, the closing of a reopened proceeding.

All costs, expenses and attorney’s fees shall be borne by the Party incurring them except as otherwise provided by law or in the award of the arbitrator.

Proceedings hereunder and any judicial review of awards shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

HOU01:1154507.8

LETOURNEAU TECHNOLOGIES, INC.

INCENTIVE PLAN

2011 STOCK APPRECIATION RIGHT NOTICE

1. Grant of SAR.  To carry out the purposes of the LeTourneau Technologies, Inc. Incentive Plan (the “Plan”), and subject to the terms and conditions described in this Notice and the Plan, LeTourneau Technologies, Inc., a Texas corporation (“LeTourneau”) hereby grants to you (the “Participant”) a stock appreciation right (“SAR”) with respect to ______ LeTourneau Shares, effective as of January 1, 2011 (the “Grant Date”).  All capitalized terms in this Notice have the meanings set forth in the Plan; the Plan is incorporated herein by reference as part of this Notice.

2. Exercise Price.  The exercise price of each LeTourneau Share purchased pursuant to the exercise of this SAR shall be $            per share, that being the FMV Per Share on the Grant Date.

3. Vesting of SAR.  This SAR shall become vested with respect to one-third of the SARs granted on each of the first three anniversaries of the Grant Date.

4. Exercise.  A vested SAR may only be exercised by a Participant who is an Employee (except as provided herein) only on or after a Change in Control and prior to its expiration date.  This SAR will terminate (whether or not vested) and cease to be exercisable upon the 90th day following the Participant’s termination of Employment.

Subject to the limitations set forth herein and in the Plan, this SAR may be exercised by written notice provided to LeTourneau, and may only be exercised with respect to a number of LeTourneau Shares with respect to which the SAR is then vested.  Upon exercise of the SAR, the product of the number of the SARs exercised multiplied by the excess of the Fair Market Value (determined in accordance with the terms of the Plan) over the Exercise Price shall become payable to the Participant in cash, or, in the sole discretion of the Committee, in LeTourneau Shares.  Such single lump-sum cash payment (or issuance of LeTourneau Shares) shall be made by LeTourneau as soon as practicable after becoming payable, but no later than 75 days after the date of exercise.  If no Change in Control occurs prior to the expiration date of the SAR (as described in Section 17 below), the SAR will be deemed exercised on such expiration date and settled as described above.  Notwithstanding anything to the contrary contained herein, the Participant agrees that he will not exercise the SAR granted pursuant hereto, and that LeTourneau will not be obligated to issue any Stock pursuant to this Notice, if the exercise of the SAR or the issuance of such Stock would constitute a violation by the Participant or by LeTourneau of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system.

5. Status of LeTourneau Shares.  LeTourneau does not intend to register any LeTourneau Shares under the Securities Act of 1933, as amended (the “1933 Act”).  In the absence of any such registration, the Participant agrees that any LeTourneau Shares, which the Participant may acquire hereunder, will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.  The Participant also agrees (i) that the certificates representing the LeTourneau Shares settled under this Notice may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that LeTourneau may refuse to register the transfer of the LeTourneau Shares settled under this Notice on the stock transfer records of LeTourneau if such proposed transfer would in the opinion of counsel satisfactory to LeTourneau constitute a violation of any applicable securities law and (iii) that LeTourneau may give related instructions to its transfer agent, if any, to stop registration of the transfer of the LeTourneau Shares settled under this Notice.  LeTourneau shall incur no liability to the Participant for failure to register the LeTourneau Shares under any applicable requirements, including under the 1933 Act or any state securities laws, or maintain any such registration.

6. Withholding of Tax.  LeTourneau is authorized in its discretion to satisfy any withholding requirement out of any cash or LeTourneau Shares distributable to the Participant under this Notice.

7. Reorganization.   The existence of this Notice shall not affect in any way the right or power of LeTourneau or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of LeTourneau; any merger or consolidation of LeTourneau; any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the LeTourneau Shares or the rights thereof; the dissolution or liquidation of LeTourneau; any sale or transfer of all or any part of the assets or business of LeTourneau; or any other corporate act or proceeding, whether of a similar character or otherwise.

8. Recapitalization Events.   In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving LeTourneau (“Recapitalization Events”), then for all purposes references herein to LeTourneau Shares shall mean and include all securities or other property (other than cash) that holders of LeTourneau Shares are entitled to receive in respect of LeTourneau Shares by reason of each successive Recapitalization Event, and the exercise price of the SAR shall be adjusted as deemed necessary or appropriate in the sole discretion of the Committee to prevent enlargement or dilution of the Participant’s rights under this Notice.

9. Assignability.  No right to receive payment hereunder shall be transferable or assignable by the Participant except by will or the laws of descent and distribution and such right shall be exercisable during the Participant’s lifetime only by the Participant or, in the case of the Participant’s death or incapacity, by the Participant’s guardian or legal representative.

10. Severability.   In the event that any provision of this Notice shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Notice, and this Notice shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

11. Certain Restrictions.   By accepting the SAR granted under this Notice, the Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as LeTourneau may reasonably request in order to comply with the terms of this Notice or the Plan, securities laws or any other applicable laws, rules or regulations.

12. Recoupment.   Notwithstanding any provision of this Notice to the contrary, the Committee may, in its sole discretion:

a)	recoup all or a portion of the cash paid or LeTourneau Shares issued (and cancel any outstanding SARs) under this Notice if LeTourneau’s reported financial or operating results are restated; and

b)
recoup all or a portion of the cash paid or LeTourneau Shares issued (and cancel any outstanding SARs) under this Notice if, in the Committee’s judgment, the Participant engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation of LeTourneau or its Affiliates (or an Employee of LeTourneau or its Affiliates) or which caused a subsequent adjustment or restatement of the LeTourneau’s financial statements within five years of such conduct.

13. Stockholder Rights.  Prior to receipt of any underlying LeTourneau Shares, a Participant shall have no rights of a stockholder with respect to such LeTourneau Shares.

14. Amendment and Termination.   Except as otherwise provided in the Plan or this Notice, no amendment of this Notice that adversely affects the Participant’s rights hereunder in any material respect or termination of this Notice shall be made by LeTourneau without the written consent of the Participant.

15. Code Section 409A; No Guarantee of Tax Consequences.   This Award of SARs is intended to be exempt from Code Section 409A and the provisions hereof shall be interpreted and administered consistently with such intent.  LeTourneau makes no commitment or guarantee to the Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Notice.

16. Binding Effect.  This Notice shall be binding upon and inure to the benefit of any successors to LeTourneau and all persons lawfully claiming under the Participant.

17. Expiration Date.                                The SARs granted hereunder shall expire and be of no further force and effect on the tenth anniversary of the Grant Date.

18. Governing Law.  The validity, construction and effect of this Notice and any rules and regulations relating to this Notice shall be determined in accordance with applicable federal law and the laws of the state of Texas, without regard to any principles of conflicts of law.  Any dispute regarding the Plan or this Notice shall be resolved through arbitration.

HOU01:1154507.8

LETOURNEAU TECHNOLOGIES, INC.

INCENTIVE PLAN

2011 PERFORMANCE RESTRICTED STOCK UNIT NOTICE

1. Initial Grant of Performance Restricted Stock Units.  To carry out the purposes of the LeTourneau Technologies, Inc. Incentive Plan (the “Plan”), and subject to the terms and conditions described in this Notice and the Plan, LeTourneau Technologies, Inc., a Texas corporation (“LeTourneau”) hereby initially grants (the “Initial Grant”) to you (the “Participant”) _____ Performance Restricted Stock Units (“RSUs”), effective as of January 1, 2011 (the “Grant Date”) .  All capitalized terms in this Notice have the meanings set forth in the Plan; the Plan is incorporated herein by reference as part of this Notice.

2. Adjusted Grant.  The Committee shall determine, in its sole discretion, the number of RSUs, ranging from 75% to 125% of the Initial Grant, to which the Participant may become entitled depending on the performance of LeTourneau and the Participant during the period January 1, 2011 through December 31, 2011 (the “Adjusted Grant”).  In the event a Change in Control occurs prior to such determination, the Adjusted Grant will be equal to the Participant’s target number of RSUs (as determined by the Committee) and prorated based on the number of full calendar months that have elapsed in the period January 1, 2011 through December 31, 2011 prior to the Change in Control.

3. establishment of Accounts.  LeTourneau shall maintain an appropriate bookkeeping record (the “RSU Account”) that from time to time will reflect the Participant’s name, the number of RSUs credited to the Participant and the Fair Market Value of the RSUs credited to the Participant.  Fair Market Value of a RSU shall be deemed to be equal to the Fair Market Value of one LeTourneau Share.  The Grant shall be credited to the Participant’s RSU Account effective as of the Grant Date and thereafter adjusted to reflect the Adjusted Grant.

4. Status of LeTourneau Shares.  LeTourneau does not intend to register the LeTourneau Shares under the Securities Act of 1933, as amended (the “1933 Act”).  In the absence of any such registration, the Participant agrees that any LeTourneau Shares, which the Participant may acquire hereunder, will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.  The Participant also agrees (i) that the certificates representing the LeTourneau Shares settled under this Notice may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that LeTourneau may refuse to register the transfer of the LeTourneau Shares settled under this Notice on the stock transfer records of LeTourneau if such proposed transfer would in the opinion of counsel satisfactory to LeTourneau constitute a violation of any applicable securities law and (iii) that LeTourneau may give related instructions to its transfer agent, if any, to stop registration of the transfer of the LeTourneau Shares settled under this Notice.  LeTourneau shall incur no liability to the Participant for failure to register the LeTourneau Shares under any applicable requirements, including under the 1933 Act or any state securities laws, or maintain any such registration.

5. Withholding of Tax.  LeTourneau is authorized in its discretion to satisfy any withholding requirement out of any cash or LeTourneau Shares distributable to the Participant under this Notice.

6. Reorganization.  The existence of this Notice shall not affect in any way the right or power of LeTourneau or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of LeTourneau; any merger or consolidation of LeTourneau; any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the LeTourneau Shares or the rights thereof; the dissolution or liquidation of LeTourneau; any sale or transfer of all or any part of the assets or business of LeTourneau; or any other corporate act or proceeding whether of a similar character or otherwise.

7. Recapitalization Events.  In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving LeTourneau (“Recapitalization Events”), then for all purposes references herein to LeTourneau Shares shall mean and include all securities or other property (other than cash) that holders of LeTourneau Shares are entitled to receive in respect of LeTourneau Shares by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying RSUs.

8. Amount of Payment.  As of the earlier of (i) the tenth anniversary of the Grant Date and (ii) a Change in Control, the aggregate Fair Market Value of all RSUs then credited to the Participant’s RSU Account shall be calculated by multiplying the Fair Market Value of a LeTourneau Share on such date times the number of RSUs then credited to the Participant’s RSU Account.

9. Time and Form of Payment; Forfeiture.  Within 75 days following the earlier of (i) the tenth anniversary of the Grant Date and (ii) a Change in Control, payment to the Participant of amounts due hereunder shall be made by LeTourneau in cash or, in the sole discretion of the Committee, in LeTourneau Shares.  Upon termination of Employment for any reason prior to the earlier of (i) the tenth anniversary of the Grant Date and (ii) a Change in Control, the Adjusted Grant (or Initial Grant, if applicable) shall be forfeited immediately upon termination.

10. Assignability.  No right to receive payment hereunder shall be transferable or assignable by the Participant except by will or the laws of descent and distribution.

11. Severability.  In the event that any provision of this Notice shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Notice, and this Notice shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

12. Certain Restrictions.  By accepting the RSUs granted under this Notice, the Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as LeTourneau may reasonably request in order to comply with the terms of this Notice or the Plan, securities laws or any other applicable laws, rules or regulations.

13. Recoupment.  Notwithstanding any provision of this Notice to the contrary, the Committee may, in its sole discretion:

a)	recoup all or a portion of the cash paid or LeTourneau Shares issued (and cancel any outstanding RSUs) under this Notice if LeTourneau’s reported financial or operating results are restated; and

b)
recoup all or a portion of the cash paid or LeTourneau Shares issued (and cancel any outstanding RSUs) under this Notice if, in the Committee’s judgment, the Participant engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation of LeTourneau or its Affiliates (or an Employee of LeTourneau or its Affiliates) or which caused a subsequent adjustment or restatement of the LeTourneau’s financial statements within five years of such conduct.

14. Stockholder Rights.  Prior to receipt of any underlying LeTourneau Shares, a Participant shall have no rights of a stockholder with respect to such LeTourneau Shares.

15. Amendment and Termination.  Except as otherwise provided in the Plan or this Notice, no amendment of this Notice that adversely affects the Participant’s rights hereunder in any material respect or termination of this Notice shall be made by LeTourneau without the written consent of the Participant.

16. Code Section 409A; No Guarantee of Tax Consequences.   This Award of RSUs is intended to be exempt from Code Section 409A and the provisions hereof shall be interpreted and administered consistently with such intent.  LeTourneau makes no commitment or guarantee to the Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Notice.

17. Binding Effect.  This Notice shall be binding upon and inure to the benefit of any successors to LeTourneau and all persons lawfully claiming under the Participant.

18. Expiration Date.  The RSUs granted hereunder shall expire and be of no further force and effect on the tenth anniversary of the Grant Date.

19. Governing Law.  The validity, construction and effect of this Notice and any rules and regulations relating to this Notice shall be determined in accordance with applicable federal law and the laws of the state of Texas, without regard to any principles of conflicts of law.  Any dispute regarding the Plan or this Notice shall be resolved through arbitration.

HOU01:1154507.8